Exhibit 10.7

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of February 14, 2020 (the “Effective Time”), is entered into by and among Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), and Boxwood Sponsor LLC, a Delaware limited liability company (the “Sponsor”). Each of the Company and the Sponsor may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Director Nomination Agreement (the “Director Nomination Agreement”), dated as of as of the Effective Time, by and among the Company and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (“BCP”), the Company agreed to provide BCP with the right to nominate to the Company’s board of directors (the “Board”) certain BCP Nominees (such term and other terms used but not defined hereto having the meanings set forth in the Director Nomination Agreement); and

WHEREAS, in connection therewith, the Parties wish to set forth in this Agreement their agreements with respect to the voting by the Sponsor of its shares of Common Stock in favor of the Nominees following the Effective Time on the terms and subject to the conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Covenant to Vote. Subject to the terms and conditions of this Agreement and the Director Nomination Agreement, from and after the Effective Time and until a Termination Event under the Director Nomination Agreement or any other termination of the Director Nomination Agreement shall have occurred, the Sponsor agrees that it shall vote all of its shares of Common Stock in favor of each BCP Nominee for election to the Board and who has been recommended by the Board for such appointment or nomination at every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board.

Section 2. Assignment; Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Notwithstanding the foregoing, the Sponsor may not assign any of its rights or obligations hereunder without the prior written consent of the Company. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 3. Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Parties shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of Law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 4. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to the Sponsor:

Boxwood Sponsor LLC
8801 Calera Drive
Austin, Texas 78735
Attention: Steve Kadenacy
E-mail: sk@boxwoodmc.com

(b)	If to the Company:

Atlas Technical Consultants, Inc.

13215 Bee Cave Parkway
Bldg. B, Suite 230
Austin, Texas 78738
Attention: L. Joseph Boyer
Email: joe.boyer@atlastechnical.us

Section 5. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 6. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the Parties and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties and their respective successors and assigns.

Section 7. Further Assurances. Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 8. Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 9. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 10. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 10. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11. Entire Agreement. This Agreement, together with the Director Nomination Agreement, the Purchase Agreement, the agreements referenced herein and the other agreements entered into in connection with the consummation of the transactions contemplated by the Director Nomination Agreement and the Purchase Agreement, constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions contemplated hereby.

Section 12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, the remaining provisions of this Agreement shall be reformed, construed and enforced to the fullest extent permitted by Law and to the extent necessary to give effect to the intent of the Parties.

Section 13. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Parties unless such modification is approved in writing by the Parties and, in the case of the Company, approved by the unanimous vote of the members of the Board who are not affiliated with Sponsors or BCP. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 14. Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall immediately and without further action by any of the Parties, automatically terminate upon the termination of, or the occurrence of a Termination Event under, the Director Nomination Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Time.

Sponsor:

BOXWOOD SPONSOR LLC

By:	/s/ Stephen M. Kadenacy
Name:	Stephen M. Kadenacy
Title:	Manager

[Signature Page to Voting Agreement]

Company:

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]